Largest Investments Across Private Equity as of December 31, 2012
Company Name Capital at Work Estimated Remaining Value
LyondellBasell Industries
(1)
$ 579 $ 4,188
Realogy $ 1,067 $ 2,193
Momentive Performance Materials $ 810 $ 1,189
Rexnord $ 262 $1,166
Charter Communications $ 200 $ 1,121
Norwegian Cruise Line $ 731 $ 1,009
EP Energy $ 809 $ 897
Claire’s Stores $ 436 $ 768
Berry Plastics Group $ 256 $ 1,125
CKE Restaurants Inc $ 253 $651
Note: Investments above represent combined debt and equity positions over 2.5% of the aggregate fair value of Funds III through VII as of December 31, 2012
(1) Includes all current investments in LyondellBasell across Fund VI and VII calculated by tracking all related cash flows. This presentation may differ from fund level presentations.
($ in millions)
Exhibit 99.1